Southern States Bancshares, Inc. Announces
Third Quarter 2021 Financial Results

Third Quarter 2021 Highlights

•Linked quarter loan growth was 17.3% annualized, or 24.5% annualized, excluding the impact of Paycheck Protection Program (“PPP”) loans

•Net income of $4.9 million, or $0.58 per diluted share; return on average assets (“ROAA”) of 1.26%; return on average stockholders’ equity (“ROAE”) of 12.03%; and return on average tangible common equity (“ROATCE”)(1) of 13.57%

•Core net income(1) of $4.0 million, or $0.48 per diluted share; core ROAA(1) of 1.04%; and core ROATCE(1) of 11.15%

•Initial public offering completed on August 16, 2021

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

ANNISTON, Ala., October 26, 2021 – Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States” or the “Company”), the holding company for Southern States Bank, an Alabama state-chartered commercial bank (the “Bank”), today reported net income of $4.9 million, or $0.58 diluted earnings per share, for the third quarter of 2021. This compares to net income of $3.9 million, or $0.50 diluted earnings per share, for the second quarter of 2021, and net income of $3.2 million, or $0.41 diluted earnings per share, for the third quarter of 2020. The Company reported core net income of $4.0 million, or $0.48 diluted core earnings per share, for the third quarter of 2021. This compares to core net income of $3.9 million, or $0.50 diluted core earnings per share, for the second quarter of 2021, and core net income of $2.7 million, or $0.35 diluted core earnings per share, for the third quarter of 2020 (see “Reconciliation of Non-GAAP Financial Measures”).

Stephen Whatley, Chairman and Chief Executive Officer of Southern States, said, “Our third quarter results demonstrated exceptionally strong loan growth, healthy profitability, and impressive credit quality. By continuing to execute on our strategic plan that focuses on organic growth in our attractive markets, we are well positioned to continue growing our franchise while leveraging our recent investments in people, infrastructure, and technology.”

“We are very pleased to have completed our initial public offering in August. Becoming a public company is an important next chapter in our history, but our focus remains squarely on understanding and valuing the needs of our clients. By remaining consistent with our core values and continuing to deliver high levels of personalized service, we believe that we will continue to enhance the value of our franchise over the long term,” said Mr. Whatley.

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2021 was $13.6 million, an increase of 5.8% from $12.9 million for the second quarter of 2021. The increase was primarily attributable to an increase in interest-earning assets.

Relative to the third quarter of 2020, net interest income increased $2.7 million, or 24.2%. The increase was substantially the result of an increase in interest-earning assets.

Net interest margin for the third quarter of 2021 was 3.77%, compared to 3.75% for the second quarter of 2021. The increase was primarily the result of a decline in the cost of funds that more than offset a decline in the yield on interest-earning assets.

Relative to the third quarter of 2020, net interest margin increased from 3.71%. The increase was primarily due to a decline in the cost of funds that more than offset a decline in the yield on interest-earning assets.

Noninterest Income

Noninterest income for the third quarter of 2021 was $2.5 million, an increase of 22.7% from $2.0 million for the second quarter of 2021. Third quarter 2021 results included a bank owned life insurance ("BOLI") death benefit claim of $742,000 and $189,000 net gain on securities.

Relative to the third quarter of 2020, noninterest income increased 2.5% from $2.4 million. In comparing the quarters, there was a decline in swap fees from the third quarter of 2020 that was more than offset by a net gain on securities and a larger BOLI claim in the third quarter of 2021 compared to the claim in the second quarter of 2020.

Noninterest Expense

Noninterest expense for the third quarter of 2021 was $9.2 million, up from $9.1 million for the second quarter of 2021. The increase was primarily attributable to increased public company expenses in the third quarter.

Relative to the third quarter of 2020, noninterest expense increased 13.5% from $8.1 million. The increase was primarily attributable to higher salaries and employee benefits expense as production personnel were added in the Georgia market. These hires contributed to the growth in loans and profitability.

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $1.1 billion at September 30, 2021, compared with $1.1 billion at June 30, 2021 and $1.0 billion at September 30, 2020. The $47.9 million increase in loans from June 30, 2021 was primarily attributable to an increases in construction and development loans that more than offset a decrease in PPP loans.

PPP loans outstanding were $20.3 million at September 30, 2021, compared to $37.8 million and $71.7 million at June 30, 2021 and September 30, 2020, respectively. Excluding the impact of PPP loans forgiven by the SBA, total gross loans increased during the third quarter by $65.2 million, or 24.5% annualized, to $1.1 billion.

Deposits

Total deposits were $1.3 billion at September 30, 2021, compared with $1.3 billion at June 30, 2021 and $1.1 billion at September 30, 2020. The $23.7 million increase in total deposits from June 30, 2021 was due to increases of $10.6 million in noninterest-bearing and $13.1 million in interest-bearing accounts.

Asset Quality

Nonperforming loans totaled $3.3 million, or 0.29% of gross loans, at September 30, 2021, compared with $2.2 million, or 0.20% of gross loans, at June 30, 2021, and $10.9 million, or 1.09% of gross loans, at September 30, 2020. The $1.2 million increase in nonperforming loans from June 30, 2021 was primarily attributable to construction and development loans associated with one borrower. The $7.6 million reduction in nonperforming loans from September 30, 2020 was primarily attributable to two properties that were foreclosed and moved to other real estate owned (“OREO”).

The Company recorded a provision for loan losses of $750,000 for the third quarter of 2021, unchanged from the second quarter of 2021. The provision was primarily due to loan growth.

Net recoveries for the third quarter of 2021 were $8,000, or 0.00% of average loans on an annualized basis, compared to net charge-offs of $16,000, or 0.00% of average loans on an annualized basis, for the second quarter of 2021, and net recoveries of $14,000, or 0.00% of average loans on an annualized basis, for the third quarter of 2020.

The Company’s allowance for loan losses was 1.23% of total loans and 426.15% of nonperforming loans at September 30, 2021, compared with 1.22% of total loans and 619.27% of nonperforming loans at June 30, 2021.

About Southern States Bancshares, Inc.

Headquartered in Anniston, Alabama, Southern States Bancshares, Inc. is a bank holding company that operates primarily through its wholly-owned subsidiary, Southern States Bank. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 15 branches in Alabama and Georgia and a loan production office in Atlanta.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given the current COVID-19 pandemic and uncertainty about its continuation. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 under the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this earnings release and may include statements about business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.

Contact Information:
Lynn Joyce
(205) 820-8065
ljoyce@ssbank.bank

Matthew Keating
(310) 622-8230
ssbankir@finprofiles.com

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except share amounts)

	September 30, 2021 (Unaudited)	June 30, 2021 (Unaudited)	December 31, 2020 (Audited)	September 30, 2020 (Unaudited)
Assets
Cash and due from banks	$19,000	$17,953	$23,229	$16,718
Interest-bearing deposits in banks	114,800	131,169	51,503	24,121
Federal funds sold	44,022	39,021	10,175	66,389
Total cash and cash equivalents	177,822	188,143	84,907	107,228

Securities available for sale, at fair value	113,317	105,617	114,001	98,155
Securities held to maturity, at amortized cost	19,678	19,683	—	—
Other equity securities, at fair value	9,227	8,985	5,017	—
Restricted equity securities, at cost	2,600	2,788	3,224	3,137
Loans held for sale	2,097	2,767	5,696	3,575

Loans, net of unearned income	1,145,447	1,097,559	1,030,115	1,001,853
Less allowance for loan losses	14,097	13,339	11,859	12,116
Loans, net	1,131,350	1,084,220	1,018,256	989,737

Premises and equipment, net	25,916	25,011	24,426	24,890
Accrued interest receivable	3,933	3,725	4,243	4,471
Bank owned life insurance	22,081	22,710	22,458	22,328
Annuities	12,968	12,941	12,903	12,976
Foreclosed assets	10,146	10,146	10,224	7,582
Goodwill	16,862	16,862	16,862	16,862
Core deposit intangible	1,566	1,632	1,764	1,830
Other assets	9,499	9,206	8,525	7,269

Total assets	$1,559,062	$1,514,436	$1,332,506	$1,300,040

Liabilities and Stockholders' Equity

Liabilities:
Deposits:
Noninterest-bearing	$380,111	$369,479	$290,867	$285,467
Interest-bearing	956,211	943,131	848,794	828,143
Total deposits	1,336,322	1,312,610	1,139,661	1,113,610

Other borrowings	12,498	12,490	7,975	8,000
FHLB advances	26,900	31,900	30,900	28,850
Subordinated notes	—	—	4,493	4,490
Accrued interest payable	125	175	278	406
Other liabilities	8,996	8,358	8,543	7,318
Total liabilities	1,384,841	1,365,533	1,191,850	1,162,674

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except share amounts)

	September 30, 2021 (Unaudited)	June 30, 2021 (Unaudited)	December 31, 2020 (Audited)	September 30, 2020 (Unaudited)
Stockholders' equity:
Common stock	45,064	38,582	38,391	38,374
Capital surplus	80,547	65,978	65,327	65,197
Retained earnings	46,611	42,385	34,183	31,482
Accumulated other comprehensive income	2,600	2,683	3,194	2,805
Unvested restricted stock	(601)	(725)	(439)	(492)

Total stockholders' equity	174,221	148,903	140,656	137,366

Total liabilities and stockholders' equity	$1,559,062	$1,514,436	$1,332,506	$1,300,040

Shares issued and outstanding	9,012,857	7,716,428	7,678,195	7,674,756

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Interest income:
Loans, including fees	$13,923	$13,484	$12,308	$40,429	$35,577
Taxable securities	402	332	346	1,134	940
Nontaxable securities	266	255	178	729	454
Other interest and dividends	143	124	67	315	489
Total interest income	14,734	14,195	12,899	42,607	37,460

Interest expense:
Deposits	1,034	1,131	1,694	3,355	6,491
Other borrowings	60	171	220	435	642
Total interest expense	1,094	1,302	1,914	3,790	7,133

Net interest income	13,640	12,893	10,985	38,817	30,327
Provision for loan losses	750	750	1,600	2,250	2,700
Net interest income after provision for loan losses	12,890	12,143	9,385	36,567	27,627

Noninterest income:
Service charges on deposit accounts	403	337	356	1,101	1,089
Swap fees	101	279	419	938	1,063
SBA/USDA fees	130	439	124	3,434	709
Mortgage origination fees	393	396	410	1,196	1,220
Net gain (loss) on securities	189	27	—	(17)	742
Other operating income	1,293	567	1,139	2,399	2,093
Total noninterest income	2,509	2,045	2,448	9,051	6,916

Noninterest expenses:
Salaries and employee benefits	5,517	5,530	4,629	16,104	13,801
Equipment and occupancy expenses	908	909	949	2,697	2,760
Data processing fees	524	527	468	1,565	1,340
Regulatory assessments	248	221	210	689	523
Other operating expenses	1,988	1,919	1,834	5,768	5,315
Total noninterest expenses	9,185	9,106	8,090	26,823	23,739

Income before income taxes	6,214	5,082	3,743	18,795	10,804

Income tax expense	1,293	1,176	549	4,287	2,012

Net income	$4,921	$3,906	$3,194	$14,508	$8,792

Basic earnings per share	$0.59	$0.51	$0.42	$1.84	$1.15

Diluted earnings per share	$0.58	$0.50	$0.41	$1.82	$1.13

The following table provides an analysis of the allowance for loan losses as of the dates indicated.

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(Dollars in thousands)

Average loans, net of unearned income	$1,122,741	$1,091,139	$994,066	$1,093,684	$936,500
Loans, net of unearned income	$1,145,447	$1,097,559	$1,001,853	$1,145,447	$1,001,853
Allowance for loan losses at beginning of the period	$13,339	$12,605	$10,502	$11,859	$9,265
Charge-offs:
Construction and development	—	—	—	—	—
Residential	—	28	1	44	48
Commercial	—	—	—	—	—
Commercial and industrial	—	—	—	—	—
Consumer and other	—	—	4	2	15
Total charge-offs	—	28	5	46	63
Recoveries:
Construction and development	—	—	—	—	—
Residential	7	3	7	12	9
Commercial	—	—	—	—	—
Commercial and industrial	1	2	10	14	122
Consumer and other	—	7	2	8	83
Total recoveries	8	12	19	34	214
Net charge-offs (recovery)	$(8)	$16	$(14)	$12	$(151)

Provision for loan losses	$750	$750	$1,600	$2,250	$2,700
Balance at end of period	$14,097	$13,339	$12,116	$14,097	$12,116
Ratio of allowance to end of period loans	1.23%	1.22%	1.21%	1.23%	1.21%
Ratio of net charge-offs (recovery) to average loans	0.00%	0.00%	0.00%	0.00%	(0.02)%

The following table sets forth the allocation of the Company’s nonperforming assets among different asset categories as of the dates indicated. Nonperforming assets consist of nonperforming loans plus OREO and repossessed property. Nonperforming loans include nonaccrual loans and loans past due 90 days or more.

	September 30,	June 30,	December 31,	September 30,
	2021	2021	2020	2020
	(Dollars in thousands)

Nonaccrual loans	$3,308	$2,010	$3,418	$10,905
Past due loans 90 days or more and still accruing interest	—	144	91	21
Total nonperforming loans	3,308	2,154	3,509	10,926
OREO	10,146	10,146	10,224	6,582
Repossessed equipment(1)	—	—	—	1,000
Total nonperforming assets	$13,454	$12,300	$13,733	$18,508

Troubled debt restructured loans – nonaccrual(2)	1,041	695	479	593
Troubled debt restructured loans - accruing	1,085	1,096	1,275	1,270
Total troubled debt restructured loans	$2,126	$1,791	$1,754	$1,863

Allowance for loan losses	$14,097	$13,339	$11,859	$12,116
Gross loans outstanding at the end of period	$1,149,340	$1,101,677	$1,033,733	$1,005,980
Allowance for loan losses to gross loans	1.23%	1.21%	1.15%	1.20%
Allowance for loan losses to nonperforming loans	426.15%	619.27%	337.96%	110.89%
Nonperforming loans to gross loans	0.29%	0.20%	0.34%	1.09%
Nonperforming assets to gross loans and OREO	1.16%	1.11%	1.32%	1.83%

Nonaccrual loans by category:
Real Estate:
Construction & Development	$1,972	$84	$977	$1,144
Residential Mortgages	339	250	857	913
Commercial Real Estate Mortgages	690	1,347	1,478	8,751
Commercial & Industrial	300	316	84	91
Consumer and other	7	13	22	6
	$3,308	$2,010	$3,418	$10,905

(1) Repossessed equipment was sold in October 2020.
(2) Troubled debt restructured loans are excluded from nonperforming loans unless they otherwise meet the definition of nonaccrual loans or are more than 90 days past due.

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and average costs of our liabilities for the periods indicated. Yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Gross loans, net of unearned income(1)	$1,122,741	$13,923	4.92%	$1,091,139	$13,484	4.96%	$994,066	$12,308	4.93%
Taxable securities	76,612	$402	2.08%	67,785	332	1.96%	66,903	$346	2.07%
Nontaxable securities	48,162	$266	2.20%	44,991	255	2.28%	25,577	$178	2.76%
Other interest-earnings assets	189,131	$143	0.30%	176,542	124	0.28%	91,757	$67	0.29%
Total interest-earning assets	$1,436,646	$14,734	4.07%	$1,380,457	$14,195	4.12%	$1,178,303	$12,899	4.36%
Allowance for loan losses	(13,645)			(12,869)			(10,755)
Noninterest-earning assets	125,870			123,784			116,122
Total Assets	$1,548,871			$1,491,372			$1,283,670

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	98,203	24	0.10%	97,202	24	0.10%	85,482	49	0.23%
Savings and money market accounts	565,861	665	0.47%	501,155	713	0.57%	381,431	677	0.71%
Time deposits	290,460	345	0.47%	317,522	394	0.50%	351,278	968	1.10%
FHLB advances	31,520	34	0.43%	31,900	35	0.44%	29,207	57	0.77%
Other borrowings	6,652	26	1.57%	12,535	136	4.36%	12,488	163	5.20%
Total interest-bearing liabilities	$992,696	$1,094	0.44%	$960,314	$1,302	0.54%	$859,886	$1,914	0.89%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$384,207			$374,166			$279,164
Other liabilities	9,663			9,409			8,295
Total noninterest-bearing liabilities	$393,870			$383,575			$287,459
Stockholders’ Equity	162,305			147,483			136,325
Total Liabilities and Stockholders’ Equity	$1,548,871			$1,491,372			$1,283,670

Net interest income		$13,640			$12,893			$10,985
Net interest spread(2)			3.63%			3.58%			3.47%
Net interest margin(3)			3.77%			3.75%			3.71%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Gross loans, net of unearned income(1)	$1,093,684	$40,429	4.94%	$936,500	$35,577	5.07%
Taxable securities	74,244	1,134	2.04%	57,733	940	2.17%
Nontaxable securities	42,191	729	2.31%	19,665	454	3.08%
Other interest-earnings assets	148,349	315	0.28%	107,271	489	0.61%
Total interest-earning assets	$1,358,468	$42,607	4.19%	$1,121,169	$37,460	4.46%
Allowance for loan losses	(12,890)			(10,173)
Noninterest-earning assets	124,539			109,346
Total Assets	$1,470,117			$1,220,342

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	94,696	66	0.09%	81,168	131	0.22%
Savings and money market accounts	503,064	2,056	0.55%	360,736	2,288	0.85%
Time deposits	310,758	1,233	0.53%	359,069	4,072	1.52%
FHLB advances	32,215	120	0.50%	20,522	126	0.82%
Other borrowings	10,625	315	3.96%	12,478	516	5.52%
Total interest-bearing liabilities	$951,358	$3,790	0.53%	$833,973	$7,133	1.14%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$358,556			$247,192
Other liabilities	9,207			6,951
Total noninterest-bearing liabilities	$367,763			$254,143
Stockholders’ Equity	150,996			132,226
Total Liabilities and Stockholders’ Equity	$1,470,117			$1,220,342

Net interest income		$38,817			$30,327
Net interest spread(2)			3.66%			3.32%
Net interest margin(3)			3.82%			3.61%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.

Per Share Information	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(Dollars in thousands, except share and per share amounts)

Net income	$4,921	$3,906	$3,194	$14,508	$8,792
Earnings per share - basic	$0.59	$0.51	$0.42	$1.84	$1.15
Earnings per share - diluted	$0.58	$0.50	$0.41	$1.82	$1.13

Weighted average shares outstanding	8,354,860	7,691,084	7,666,336	7,861,780	7,666,336
Diluted weighted average shares outstanding	8,467,460	7,810,952	7,767,976	7,980,159	7,761,695
Shares issued and outstanding	9,012,857	7,716,428	7,674,756	9,012,857	7,674,756

Total stockholders' equity	$174,221	$148,903	$137,366	$174,221	$137,366
Book value per share	$19.33	$19.30	$17.90	$19.33	$17.90

Performance Ratios	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net interest margin	3.77%	3.75%	3.71%	3.82%	3.61%
Net interest spread	3.63%	3.58%	3.47%	3.66%	3.32%
Efficiency ratio	57.55%	61.07%	60.23%	56.02%	65.04%
Return on average assets	1.26%	1.05%	0.99%	1.32%	0.96%
Return on average stockholders’ equity	12.03%	10.62%	9.32%	12.85%	9.22%

Core and PPP Loans	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
	(Dollars in thousands)

Core loans	$1,129,075	$1,063,913	$967,177	934,286
PPP loans	20,265	37,764	66,556	71,694
Unearned income	(3,893)	(4,118)	(3,618)	(4,127)
Loans, net of unearned income	1,145,447	1,097,559	1,030,115	1,001,853
Allowance for loan losses	(14,097)	(13,339)	(11,859)	(12,116)
Loans, net	$1,131,350	$1,084,220	$1,018,256	989,737

Reconciliation of Non-GAAP Financial Measures

In addition to reporting GAAP results, the Company reports non-GAAP financial measures in this earnings release and other disclosures. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

The following table provides a reconciliation of the non-GAAP financial measures to their most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(Dollars in thousands, except share and per share amounts)

Net income	$4,921	$3,906	$3,194	$14,508	$8,792
Add: Net OREO write-downs (gains)	—	(8)	219	(8)	793
Less: Gain on sale of USDA loan	—	—	—	2,806	—
Less: BOLI death benefits	742	—	615	742	615
Less: Gain (loss) on securities	189	27	—	(17)	742
Less: Tax effect	(52)	(9)	56	(730)	12
Core net income	$4,042	$3,880	$2,742	$11,699	$8,216
Average assets	$1,548,871	$1,491,372	$1,283,670	$1,470,117	$1,220,342
Core return on average assets	1.04%	1.04%	0.85%	1.06%	0.90%

Net income	$4,921	$3,906	$3,194	$14,508	$8,792
Add: Net OREO write-downs (gains)	—	(8)	219	(8)	793
Add: Provision	750	750	1,600	2,250	2,700
Less: Gain on sale of USDA loan	—	—	—	2,806	—
Less: BOLI death benefits	742	—	615	742	615
Less: Gain (loss) on securities	189	27	—	(17)	742
Add: Income taxes	1,293	1,176	549	4,287	2,012
Pretax pre-provision core net income	$6,033	$5,797	$4,947	$17,506	$12,940
Average assets	$1,548,871	$1,491,372	$1,283,670	$1,470,117	$1,220,342
Pretax pre-provision core return on average assets	1.55%	1.56%	1.53%	1.59%	1.42%

Total stockholders' equity	$174,221	$148,903	$137,366	$174,221	$137,366
Less: Intangible assets	18,428	18,494	18,692	18,428	18,692
Tangible common equity	$155,793	$130,409	$118,674	$155,793	$118,674

Core net income	$4,042	$3,880	$2,742	$11,699	$8,216
Diluted weighted average shares outstanding	8,467,460	7,810,952	7,767,976	7,980,159	7,761,695
Diluted core earnings per share	$0.48	$0.50	$0.35	$1.47	$1.06

Common shares outstanding at year or period end	9,012,857	7,716,428	7,674,756	9,012,857	7,674,756
Tangible book value per share	$17.29	$16.90	$15.46	$17.29	$15.46

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(Dollars in thousands, except share and per share amounts)

Total assets at end of period	$1,559,062	$1,514,436	$1,300,040	$1,559,062	$1,300,040
Less: Intangible assets	18,428	18,494	18,692	18,428	18,692
Adjusted assets at end of period	$1,540,634	$1,495,942	$1,281,348	$1,540,634	$1,281,348
Tangible common equity to tangible assets	10.11%	8.72%	9.26%	10.11%	9.26%

Total average stockholders’ equity	$162,305	147,483	$136,325	$150,996	$132,226
Less: Average intangible assets	18,470	18,535	18,732	18,535	18,797
Average tangible common equity	$143,835	$128,948	$117,593	$132,461	$113,429
Net income to common shareholders	$4,921	$3,906	$3,194	$14,508	$8,792
Return on average tangible common equity	13.57%	12.15%	10.81%	14.64%	10.35%
Average tangible common equity	$143,835	$128,948	$117,593	$132,461	$113,429
Core net income	$4,042	$3,880	$2,742	$11,699	$8,216
Core return on average tangible common equity	11.15%	12.07%	9.28%	11.81%	9.68%

Net interest income	$13,640	$12,893	10,985	38,817	30,327
Add: Noninterest income	2,509	2,045	2,448	9,051	6,916
Less: Gain on sale of USDA loan	—	—	—	2,806	—
Less: BOLI death benefits	742	—	615	742	615
Less: Gain (loss) on securities	189	27	—	(17)	742
Operating revenue	$15,218	$14,911	$12,818	$44,337	$35,886

Expenses:
Total noninterest expense	$9,185	$9,106	$8,090	$26,823	$23,739
Less: Net OREO write-down (gains)	—	(8)	219	(8)	793
Adjusted noninterest expenses	$9,185	$9,114	$7,871	$26,831	$22,946
Core efficiency ratio	60.36%	61.12%	61.41%	60.52%	63.94%